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                                                                   Exhibit 23(a)


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-81573 and 333-52204 of Duke Energy Corporation on Form S-3 and Registration Statement Nos. 333-29563, 333-29585, 333-29587, 333-12093, 333-50317 and 333-
59279 of Duke Energy Corporation on Form S-8 of our report dated January 18, 2001, appearing in this Annual Report on Form 10-K of Duke Energy Corporation for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Charlotte, North Carolina
March 30, 2001